[KPMG PEAT MARWICK LLP LETTERHEAD]



                 EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS



Board of Directors
Bassett Furniture Industries, Incorporated
Bassett, Virginia


We consent to incorporation by reference in the Registration Statements (Nos. 33-52405 and 33-52407) on Form S-8 of Bassett Furniture Industries, Incorporated and subsidiaries of our report dated December 17, 1996, relating to the consolidated balance sheets of Bassett Furniture Industries, Incorporated and subsidiaries as of November 30, 1996 and 1995 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended November 30, 1996 which report is incorporated by reference in the November 30, 1996 annual report on the Form 10-K of Bassett Furniture Industries, Incorporated and subsidiaries.

As discussed in note E to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes," in 1994.




                                                   /s/ KPMG Peat Marwick LLP

                                                       KPMG Peat Marwick LLP



Greensboro, North Carolina
February 21, 1997